Cornerstone OnDemand Announces Third Quarter 2015 Financial Results

•	Record quarterly revenue of $87.3 million, up 28% year-over-year

•	Record third quarter bookings of $103.7 million, up 26% year-over-year[1]

•	Ended the quarter with over 2,400 clients and over 22.2 million users[2]
SANTA MONICA, Calif. – November 5, 2015 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended September 30, 2015.
Revenue for the third quarter of 2015 was $87.3 million, representing a 28% increase compared to the same period in 2014.
Non-GAAP revenue for the third quarter of 2015 was $87.4 million, representing a 28% increase compared to the same period in 2014.1
Bookings, which the Company defines as revenue plus the change in deferred revenue for the period, were $103.7 million for the third quarter of 2015, representing a 26% increase compared to the same period in 2014.1 Bookings for the first nine months of 2015 were $258.4 million, representing a 28% increase compared to the same period in 2014.1 Deferred revenue at September 30, 2015 was $206.0 million, representing a 34% increase compared to the balance at September 30, 2014.

“Our third quarter performance again demonstrates our leadership position within learning and talent management, as organizations around the world become increasingly focused on helping their employees realize their potential,” said Adam Miller, the Company’s President and CEO. “Collectively, the size of the market, our competitive positioning, and the strength of our platform, as well as our ability to retain and grow our existing client base, give us confidence in the road ahead as we continue to march towards our goal of achieving $1 billion in revenue.”
The Company’s operating loss for the third quarter of 2015 was $(17.0) million, yielding an operating loss margin of (20)%, compared to an operating loss of $(9.9) million, yielding an operating loss margin of (15)%, for the third quarter of 2014.
Non-GAAP operating loss for the third quarter of 2015 was $(1.6) million, yielding a non-GAAP operating loss margin of (2)%, compared to a non-GAAP operating income of $0.1 million, yielding a non-GAAP operating income margin of 0%, for the third quarter of 2014.1
The Company’s net loss for the third quarter of 2015 was $(20.1) million, yielding a net loss margin of (23)%, or a $(0.37) net loss per share, compared to a net loss of $(14.3) million, yielding a net loss margin of (21)%, or a $(0.27) net loss per share, for the third quarter of 2014.
Non-GAAP net loss for the third quarter of 2015 was $(2.5) million, yielding a non-GAAP net loss margin of (3)%, or a $(0.05) non-GAAP net loss per share, compared to a non-GAAP net loss of $(2.2) million, yielding a non-GAAP net loss margin of (3)%, or a $(0.04) non-GAAP net loss per share, for the third quarter of 2014.1
The Company ended the quarter with over 2,400 clients and over 22.2 million users.2

1
Bookings, non-GAAP revenue, non-GAAP operating (loss) income, non-GAAP operating (loss) income margin, non-GAAP net loss, non-GAAP net loss margin, and non-GAAP net loss per share are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2	Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition.

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its third quarter 2015 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 55007742. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on November 8, 2015 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 55007742.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. is a global leader in cloud-based learning and talent management software. The company is pioneering solutions to help organizations realize the potential of a modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.
Based in Santa Monica, California, our solutions are used by over 2,400 clients worldwide, spanning more than 22.2 million users across 191 countries and in 42 languages. For more information about Cornerstone OnDemand, Inc., visit www.csod.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, including the performance of our core business and emerging businesses, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s current and future solutions, and general business conditions, as well as Cornerstone OnDemand’s expectations regarding gross margins, revenue, non-GAAP net income or loss, non-GAAP loss per share, net loss margin, non-GAAP cash flows provided by operating activities for the fourth quarter and full year of 2015 and the demand for our products relative to our competitors’ products. Any forward-looking statements contained in this press release or the quarterly conference call are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; the timing of when consulting services are delivered to our new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for talent management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, each filed with the SEC.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cornerstone OnDemand has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation and employer-related taxes, (iii) bookings, which are defined as revenue plus the change in deferred revenue for the period, (iv) non-GAAP net cash used in operating activities, which excludes payment of acquisition related costs, payment of premium on investments net of related amortization and employer-related taxes from stock-based compensation, (v) non-GAAP net cash used in operating activities margin, which is defined as non-GAAP net cash used in operating activities divided by non-GAAP revenue, (vi) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, adjustments to taxes related to acquisition adjustments, acquisition related costs, accretion of debt discount and amortization of debt issuance costs, and other amortization costs, (vii) non-GAAP net loss margin, which is defined as non-GAAP net loss divided by non-GAAP revenue, (viii) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and employer-related taxes and amortization of certain intangible assets reflected in cost of revenue, (ix) non-GAAP operating (loss) income and non-GAAP operating (loss) income margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, amortization of intangible assets and acquisition costs, and (x) non-GAAP operating expenses, which exclude stock-based compensation, employer-related taxes, and amortization of intangible assets, and (xi) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and employer-related taxes attributable to the corresponding GAAP financial measures.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone OnDemand excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis as a result of uncertainty regarding stock-based compensation expense and other non-recurring expenses.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$57,927	$166,557
Short-term investments	156,531	116,106
Accounts receivable, net	93,281	84,499
Deferred commissions	28,066	26,236
Prepaid expenses and other current assets	17,125	13,007
Total current assets	352,930	406,405

Capitalized software development costs, net	21,284	15,719
Property and equipment, net	28,775	21,424
Long-term investments	44,396	3,938
Intangible assets, net	19,356	27,282
Goodwill	25,894	25,894
Other assets, net	4,462	4,993
Total Assets	$497,097	$505,655

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$13,614	$16,737
Accrued expenses	30,416	29,476
Deferred revenue, current portion	191,951	180,598
Capital lease obligations, current portion	51	236
Debt, current portion	57	351
Other liabilities	2,933	3,052
Total current liabilities	239,022	230,450

Convertible notes, net	230,676	225,094
Other liabilities, non-current	3,247	3,871
Deferred revenue, net of current portion	14,045	10,738
Total liabilities	486,990	470,153

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	377,574	336,692
Accumulated deficit	(368,039)	(301,366)
Accumulated other comprehensive income	567	171
Total stockholders’ equity	10,107	35,502
Total Liabilities and Stockholders’ Equity	$497,097	$505,655

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$87,271	$68,318	$243,789	$187,195
Cost of revenue [1,2]	27,246	19,374	79,801	54,187
Gross profit	60,025	48,944	163,988	133,008
Operating expenses:
Sales and marketing [1]	53,255	41,512	150,659	116,259
Research and development [1]	10,457	7,552	30,207	21,335
General and administrative [1]	13,194	9,576	36,545	30,485
Amortization of certain acquired intangible assets	150	211	450	675
Total operating expenses	77,056	58,851	217,861	168,754
Loss from operations	(17,031)	(9,907)	(53,873)	(35,746)
Other income (expense):
Interest income	218	174	590	587
Interest expense	(3,138)	(3,049)	(9,343)	(9,087)
Other, net	(66)	(1,351)	(3,257)	(1,956)
Other income (expense), net	(2,986)	(4,226)	(12,010)	(10,456)
Loss before income tax provision	(20,017)	(14,133)	(65,883)	(46,202)
Income tax provision	(132)	(178)	(790)	(531)
Net loss	$(20,149)	$(14,311)	$(66,673)	$(46,733)
Net loss per share, basic and diluted	$(0.37)	$(0.27)	$(1.24)	$(0.88)
Weighted average common shares outstanding, basic and diluted	54,260	53,423	53,917	53,130

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of revenue	$1,206	$653	$2,876	$2,042
Sales and marketing	6,979	5,553	17,233	13,688
Research and development	1,672	936	4,192	2,556
General and administrative	2,759	1,627	6,902	6,815
Total	$12,616	$8,769	$31,203	$25,101

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of revenue	$2,492	$312	$7,476	$936

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(20,149)	$(14,311)	$(66,673)	$(46,733)
Adjustments to reconcile net loss to net cash provided by (used in) by operating activities:
Depreciation and amortization	6,993	3,546	19,897	9,831
Accretion of debt discount and amortization of debt issuance costs	2,186	2,081	6,478	6,167
Purchased investment premium, net of amortization	(206)	(432)	(94)	225
Net foreign currency (gain) loss	(529)	1,194	1,669	1,329
Stock-based compensation expense	12,167	8,478	30,668	24,504
Changes in operating assets and liabilities:
Accounts receivable	(13,009)	(19,655)	(9,523)	(20,920)
Deferred commissions	(885)	(1,356)	(2,127)	(3,527)
Prepaid expenses and other assets	(1,217)	(1,061)	(4,789)	845
Accounts payable	662	(600)	(1,045)	2,037
Accrued expenses	894	598	386	125
Deferred revenue	18,754	16,120	16,544	15,664
Other liabilities	387	1,245	(675)	(978)
Net cash provided by (used in) by operating activities	6,048	(4,153)	(9,284)	(11,431)
Cash flows from investing activities:
Purchases of investments	(58,152)	(41,516)	(162,191)	(124,191)
Maturities of investments	35,609	57,594	81,415	139,849
Purchases of property and equipment	(6,497)	(3,253)	(15,006)	(10,522)
Capitalized software costs	(3,366)	(2,337)	(9,996)	(7,000)
Net cash (used in) provided by investing activities	(32,406)	10,488	(105,778)	(1,864)
Cash flows from financing activities:
Repayment of debt	(79)	(144)	(295)	(425)
Principal payments under capital lease obligations	(37)	(183)	(185)	(701)
Proceeds from employee stock plans	5,539	2,383	9,197	9,721
Net cash provided by financing activities	5,423	2,056	8,717	8,595
Effect of exchange rate changes on cash and cash equivalents	(517)	(975)	(2,285)	(889)
Net (decrease) increase in cash and cash equivalents	(21,452)	7,416	(108,630)	(5,589)
Cash and cash equivalents at beginning of period	79,379	96,578	166,557	109,583
Cash and cash equivalents at end of period	$57,927	$103,994	$57,927	$103,994

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING (LOSS) INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$87,271	$68,318	$243,789	$187,195
Cost of revenue	27,246	19,374	79,801	54,187
Gross profit	$60,025	$48,944	$163,988	$133,008
Gross margin	69%	72%	67%	71%

Revenue	$87,271	$68,318	$243,789	$187,195
Adjustments to revenue [1]	161	—	867	—
Non-GAAP revenue	$87,432	$68,318	$244,656	$187,195

Cost of revenue	$27,246	$19,374	$79,801	$54,187
Adjustments to costs of revenue
Amortization of intangible assets	(2,492)	(312)	(7,476)	(936)
Stock based compensation and employer-related taxes	(1,206)	(653)	(2,876)	(2,042)
Total adjustments to cost of revenue	(3,698)	(965)	(10,352)	(2,978)
Non-GAAP costs of revenue	23,548	18,409	69,449	51,209
Non-GAAP gross profit	$63,884	$49,909	$175,207	$135,986
Non-GAAP gross margin	73%	73%	72%	73%

Loss from operations	$(17,031)	$(9,907)	$(53,873)	$(35,746)
Operating margin	(20)%	(15)%	(22)%	(19)%
Adjustments to loss from operations
Adjustments to revenue [1]	161	—	867	—
Stock-based compensation and employer-related taxes	12,616	8,769	31,203	25,101
Amortization of intangible assets	2,642	523	7,926	1,611
Acquisition costs [2]	—	731	—	731
Total adjustments to loss from operations	15,419	10,023	39,996	27,443
Non-GAAP operating (loss) income	$(1,612)	$116	$(13,877)	$(8,303)
Non-GAAP operating (loss) income margin	(2)%	—%	(6)%	(4)%

1
Due to purchase accounting rules, upon acquisition of Evolv Inc., Cornerstone OnDemand recorded an adjustment of $1.9 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Evolv Inc. As a result of this adjustment, $0.2 million and $0.9 million of revenue was not recognized during the three and nine months ended September 30, 2015, respectively. Therefore, revenue is adjusted by an increase of $0.2 million and $0.9 million to arrive at non-GAAP revenue for the three and nine months ended September 30, 2015, respectively.

2	Costs related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS, NON-GAAP NET LOSS MARGIN AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(20,149)	$(14,311)	$(66,673)	$(46,733)
Net loss margin	(23)%	(21)%	(27)%	(25)%
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	12,616	8,769	31,203	25,101
Acquisition related:
Adjustments to revenue	161	—	867	—
Amortization of intangible assets	2,571	452	7,713	1,398
Acquisition costs [1]	—	731	—	731
Accretion of debt discount and amortization of debt issuance costs [2]	2,186	2,081	6,478	6,167
Other amortization costs	71	71	213	213
Total adjustments to net loss	17,605	12,104	46,474	33,610
Non-GAAP net loss	$(2,544)	$(2,207)	$(20,199)	$(13,123)
Non-GAAP net loss margin	(3)%	(3)%	(8)%	(7)%
Weighted-average common shares outstanding, basic and diluted	54,260	53,423	53,917	53,130
Non-GAAP net loss per share	$(0.05)	$(0.04)	$(0.37)	$(0.25)

1	Costs related to acquisition of Evolv Inc.
2
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended September 30, 2015

Revenue		$87,271
Deferred revenue at June 30, 2015	$189,584
Deferred revenue at September 30, 2015	205,996
Change in deferred revenue	16,412	16,412
Bookings		$103,683

	Deferred Revenue Balance	Three Months Ended September 30, 2014

Revenue		$68,318
Deferred revenue at June 30, 2014	$139,712
Deferred revenue at September 30, 2014	153,467
Change in deferred revenue	13,755	13,755
Bookings		$82,073

Percentage period-over-period increase in bookings for the three months ended September 30, 2015		26%

	Deferred Revenue Balance	Nine Months Ended September 30, 2015

Revenue		$243,789
Deferred revenue at December 31, 2014	$191,336
Deferred revenue at September 30, 2015	205,996
Change in deferred revenue	14,660	14,660
Bookings		$258,449

	Deferred Revenue Balance	Nine Months Ended September 30, 2014

Revenue		$187,195
Deferred revenue at December 31, 2013	$138,822
Deferred revenue at September 30, 2014	153,467
Change in deferred revenue	14,645	14,645
Bookings		$201,840

Percentage period-over-period increase in bookings for the nine months ended September 30, 2015		28%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO NON-GAAP NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES AND NON-GAAP NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$6,048	$(4,153)	$(9,284)	$(11,431)
Net cash provided by (used in) operating activities margin	7%	(6)%	(4)%	(6)%
Payment of acquisition related costs [1]	—	13	799	13
Payment of employer related taxes from stock-based compensation	449	291	535	597
Purchased investment premium, net of amortization	206	432	94	(225)
Non-GAAP net cash provided by (used in) operating activities	$6,703	$(3,417)	$(7,856)	$(11,046)
Non-GAAP net cash provided by (used in) operating activities margin	8%	(5)%	(3)%	(6)%

1	Costs paid during the nine months ended September 30, 2015, and three and nine months ended September 30, 2014, related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Michelle Haworth
Cornerstone OnDemand
Phone: +1 (310) 752-0178
mhaworth@csod.com

Source: Cornerstone OnDemand